YOU On Demand Reports Q1 2015 Results

  Q1 revenues increased 647% year-over-year
  Company to partner with Future TV to provide services on Samsung Smart TVs
  Investor Update Call Scheduled Today at 8:00 a.m. ET

New York, NY, May 14, 2015 -- YOU On Demand Holdings, Inc. (NASDAQ: YOD) (“YOU On Demand” or the “Company” or “YOD”), ”), a leading Video On Demand (“VOD”) service provider in China delivering Hollywood movies and premium content to mobile and TV screens, announced today its Q1 2015 operating results for the period ended March 31, 2015 (a full copy of the Company’s quarterly report on Form 10-Q is also being posted at www.sec.gov).

Conference Call: Chairman Shane McMahon, CEO Weicheng Liu and VP of Finance Grace He will host a conference call at 8:00 a.m. ET today.

To join the webcast, please visit the ‘Webcasts and Events’ section of the YOD corporate website, http://corporate.yod.com. Otherwise, the toll-free dial-in is: 877/407-3107; international callers should dial: 201/493-6796.

YOD Q1 2015 Operating Results

Revenues in Q1 were approximately $1,028,000, translating to year-over-year and quarter-over-quarter growth of 647% and 3%, respectively. The slowdown in quarter-over-quarter growth as compared to Q4 2014 over Q3 2014 was primarily attributed to seasonality surrounding the Chinese New Year and timing of revenue recognition, which will push certain revenues into Q2.

Gross loss for Q1 was approximately $15,000, as compared to a gross loss of $738,000 during the same period 2014. This improvement was due to the increased revenue related to the VOD business. YOD’s cost of revenue is primarily comprised of content licensing fees and, to a lesser extent, costs associated with direct delivery of our content services such as content preparation fees and government censorship clearance costs.

Total operating expenses increased 43% in Q1 2015 vs the same quarter last year primarily from increases in marketing, promotion and technology expenses due to to the growth in our business and the development of new products and services. In Q1 2015, we also incurred additional severance costs as we consolidated and streamlined our operations.

Net loss was $2,919,000 for Q1 compared to $7,452,000 in the comparable 2014 period, a 61% improvement.

The loss per share on a fully diluted basis for Q1 2015 was $0.12 compared to a $1.48 loss per share in the same period 2014.

As of March 31, 2015, we had cash and cash equivalents of approximately $8.4 million and total current assets of approximately $11.9 million.

YOU On Demand CEO Weicheng Liu, stated, “Along with another strong quarter of revenues, we are pleased to announce today an expanded deal with long time OTT partner, Future TV, which will see YOU On Demand’s YOU Hollywood movie service now available on Samsung Smart TV’s, in China. In addition, over the last quarter, YOU On Demand has entered into 3 new IPTV platforms in the provinces of Hebei, Jiangxi and Sichuan. We expect revenue from those regions to be realized in the coming quarters and are pleased with the continued growth and expansion of our YOU Hollywood on IPTV services in these regions. These developments, coupled with the YOU On Demand’s cost-cutting measures, increased focus on product development and marketing, and execution on our plan has put YOU On Demand in a strong position for future growth.”

About YOU On Demand Holdings, Inc. (http://corporate.yod.com)

YOU On Demand (NASDAQ: YOD) is a leading subscription and transactional Video On Demand service provider delivering premium content to customers across China through mobile and TV screens. The company has secured alliances with leading global media operators and content developers. YOU On Demand has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal and Twentieth Century Fox Television Distribution, as well as a broad selection of the best content from Chinese filmmakers. The company has a comprehensive end-to-end secure delivery system, governmental partnerships and approvals and offers additional value-added services. YOU On Demand has strategic partnerships with the largest media entities in China, a highly experienced management team with international background and expertise in Cable, Television, Film, Digital Media, Internet and Telecom. YOU On Demand is headquartered in New York, NY with its China headquarters in Beijing.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:
Jason Finkelstein
YOU On Demand
212-206-1216
jason.finkelstein@yod.com
@youondemand

Financial Tables Follow

YOU On Demand Holdings, Inc., and Its Subsidiaries

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31, 2015	March 31, 2014

Revenue	$1,027,928	$137,681
Cost of revenue	1,042,999	875,938
Gross loss	(15,071)	(738,257)

Operating expenses:
Selling, general and administrative expenses	2,448,301	1,640,640
Professional fees	288,718	185,484
Depreciation and amortization	89,743	149,960
Total operating expense	2,826,763	1,976,084

Loss from operations	(2,841,834)	(2,714,341)

Interest & other income (expense):
Interest expense, net	(28,323)	(2,288,738)
Change in fair value of warrant liabilities	(15,295)	(2,439,018)
Change in fair value of contingent consideration	-	(703,126)
Loss on long-term equity investments	(32,403)	(4,908)
Gain from disposal of consolidated entities	-	727,963
Other	(9,767)	(52,666)

Net loss before income taxes and non-controlling interests	(2,927,622)	(7,474,834)
Income tax benefit	8,612	22,942
Net loss	(2,919,010)	(7,451,892)

Net loss attributable to non-controlling interests	120,221	234,784

Net loss attributable to YOU On Demand shareholders	(2,798,789)	(7,217,108)
Dividends and deemed dividends on preferred stock	-	(16,402,161)

Net loss attributable to YOU on Demand common shareholders	$(2,798,789)	$(23,619,269)

Basic and diluted loss per share	$(0.12)	$(1.48)

Weighted average shares outstanding:
Basic and diluted	23,815,720	15,931,394

YOU On Demand Holdings, Inc., and Its Subsidiaries

UNAUDITED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$8,395,492	$10,812,371
Accounts receivable, net	1,775,563	1,091,076
Licensed content, current	1,180,509	1,041,609
Prepaid expenses	551,464	196,474
Other current assets	31,750	22,442
Total current assets	11,934,778	13,163,972

Property and equipment, net	289,887	320,671
Licensed content, non-current	30,567	35,648
Intangible assets, net	2,280,987	2,320,103
Goodwill	6,648,911	6,648,911
Long-term equity investments	818,225	850,054
Other non-current assets	365,267	365,006
Total assets	$22,368,622	$23,704,365

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND EQUITY
Current liabilities:
Accounts payable	30,329	110,814
Deferred revenue	129,873	13,431
Accrued expenses and other liabilities	3,073,209	2,046,783
Accrued license fees	607,571	348,007
Convertible promissory note	3,000,000	3,000,000
Warrant liabilities	600,345	585,050
Total current liabilities	7,441,327	6,104,085
Deferred income tax liability	355,960	364,572
Total liabilities	7,797,287	6,468,657

Commitments and contingencies

Convertible redeemable preferred stock:
Series A - 7,000,000 shares issued and outstanding, liquidation preference of $3,500,000 at March 31, 2015 and December 31, 2014, respectively	1,261,995	1,261,995
Equity:
Series E Preferred Stock, $0.001 par value; 16,500,000 shares authorized, 7,326,426 and 7,365,283 shares issued and outstanding, liquidation preference of $12,821,246 and $12,889,250 at March 31, 2015 and December 31, 2014, respectively	7,326	7,365
Common stock, $0.001 par value; 1,500,000,000 shares authorized, 23,832,559 and 23,793,702 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	23,833	23,794
Additional paid-in capital	96,600,948	96,347,272
Accumulated deficit	(81,155,356)	(78,356,567)
Accumulated other comprehensive loss	(63,847)	(66,032)
Total YOU On Demand equity	15,412,904	17,955,832
Non-controlling interest	(2,103,564)	(1,982,119)
Total equity	13,309,340	15,973,713
Total liabilities, convertible redeemable preferred stock and equity	$22,368,622	$23,704,365